UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) December 31, 2020

GCM Grosvenor Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39716	85-2226287
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Michigan Avenue Suite 1100 Chicago, Illinois	60611
(Address of principal executive offices)	(Zip Code)

(312) 506-6500

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	GCMG	The Nasdaq Stock Market LLC
Warrants to purchase one share of Class A common stock	GCMGW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 31, 2020, the Board of Directors (the “Board”) of GCM Grosvenor Inc. (the “Company”) appointed Pamela L. Bentley as the Company’s Chief Financial Officer, effective January 1, 2021 (the “Effective Date”). As of the Effective Date, Ms. Bentley will assume the duties of principal financial officer, succeeding Jonathan Levin in such capacity. Mr. Levin will continue to serve as the Company’s President.

Ms. Bentley, age 49, joined the Company in October 2020 as Managing Director of Finance. Prior to joining the Company, Ms. Bentley spent 15 years with The Carlyle Group (“Carlyle”), a publicly traded global investment firm, where she served as Chief Accounting Officer and Managing Director since June 2014, and prior to that as Carlyle’s Global Corporate Controller since June 2005.  In those roles, Ms. Bentley oversaw Carlyle’s global corporate reporting and accounting operations, corporate tax, valuation, treasury and fund accounting operations for Carlyle’s Private Equity and Real Assets investment funds.  Ms. Bentley received her Bachelor of Business Administration from the University of Michigan – Stephen M. Ross School of Business and is a certified public accountant.

In connection with Ms. Bentley’s appointment as Chief Financial Officer, the Board approved an Amended and Restated Employment and Protective Covenants Agreement with Ms. Bentley, effective as of the Effective Date, (the “Employment Agreement”), which supersedes Ms. Bentley’s prior employment agreement with Grosvenor Capital Management, L.P. (“GCMLP”), dated October 1, 2020. Under the Employment Agreement, Ms. Bentley will serve as the Chief Financial Officer of GCMLP, an operating subsidiary of the Company that is the employer for the Company’s executive officers, for an initial term through October 1, 2022 (the “Initial Term”). After the Initial Term expires, the Employment Agreement automatically remains in place until the earliest to occur of the following events: Ms. Bentley’s death, the date on which Ms. Bentley becomes disabled (as defined in the Employment Agreement), termination by GCMLP for cause (as defined in the Employment Agreement), or with 90 days’ written notice by either party.

The Employment Agreement provides for an initial base salary of $500,000 and an annual discretionary cash bonus for each 12-month (or shorter) period ending each February 28. For the bonus periods ending February 28, 2021 and February 28, 2022, Ms. Bentley will be entitled to minimum annual bonuses in amounts set forth in the Employment Agreement. To receive the bonus for any bonus period, Ms. Bentley must generally remain employed through the last day of the bonus period and must not have previously given notice of her intent to terminate employment.

Ms. Bentley is entitled to a one-time grant of 260,000 restricted stock units of the Company, a portion of which is reimbursement for certain forfeited economics, which represents the right to receive one share of Class A common stock, subject to satisfaction of the vesting and other conditions to be set forth in a restricted stock unit grant agreement. The grant will be made in 2021 at the same time that annual grants are made to other GCMLP employees.

Upon Ms. Bentley’s termination from GCMLP without cause during the Initial Term, Ms. Bentley is entitled to receive (i) the excess of her annual base salary rate through the remainder of the Initial Term over $200,000, (ii) the minimum annual bonuses, as applicable and (iii) certain benefits, including medical insurance and any other group insurance plan maintained by GCMLP through the remainder of the Initial Term. Further, upon Ms. Bentley’s termination from GCMLP other than (i) for cause or (ii) due to her death or disability, Ms. Bentley will receive separation payments in the form of salary continuation payments at the rate of $200,000 and reimbursement of COBRA continuation group health insurance premiums for GCMLP’s group health insurance coverage during the 12-month period following her termination date.

The Employment Agreement includes confidentiality, perpetual non-disparagement in favor of GCMLP and assignment of intellectual property provisions, as well as a one-year post-termination non-competition and a two-year post-termination non-interference and non-solicitation of employees, clients and marketing agent provisions, subject to exceptions set forth in the agreement.

Item 7.01. Regulation FD Disclosure.

On December 31, 2020, the Board declared a quarterly dividend of $0.06 per share on the outstanding Class A common stock of the Company (the “Dividend”). The Dividend is payable on March 15, 2021 to stockholders of record as of the close of business on March 1, 2021.

The Company posted a press release announcing the Dividend to the “Shareholder Relations” portion of its website at www.gcmgrosvenor.com/press-releases and attached as Exhibit 99.1 to this Current Report on Form 8-K.

The information furnished in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	First Amended and Restated Employment and Protective Covenants Agreement, effective January 1, 2021, by and between Grosvenor Capital Management, L.P. and Pamela L. Bentley.
99.1	Press Release, dated January 4, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GCM Grosvenor Inc.

Date: January 4, 2021	By:	/s/ Michael J. Sacks
	Name:	Michael J. Sacks
	Title:	Chief Executive Officer

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